Exhibit 10.3

“***” = CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Amendment No. 02 to Services Agreement

The terms and conditions of that certain Services Agreement dated August 19, 2008, by and between Health Net, Inc. (“Health Net”) and International Business Machines Corporation (“IBM”), herein referred to as the “Agreement” shall be further amended as set forth in this amendment dated and effective as of August 19, 2008 (“Amendment No. 02”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Health Net and IBM hereby agree as follows:

1. GENERAL

The Parties wish to effect an amendment to Section 9.3(c)(iii), Taxes, in the General Terms and Conditions of the Agreement to make the final subclause (iii) within that section effective after June 30, 2009. IBM and Health Net acknowledge the complexities associated with the billing calculations for tax compliance, specifically regarding the voice and data elements of the Services. Both Parties agree that reasonable efforts are being taken on behalf of both Parties to ensure tax invoicing compliance as soon as possible. As a result of AT&T’s circuit migration not being complete and the occurrence of other events generally affecting certain tax calculations, both Parties agree that the timely invoicing of taxes will not be required until after June 30, 2009.

2. CHANGES TO THE GENERAL TERMS AND CONDITIONS

Section 9.3 (Taxes)(c)(iii) of the General Terms and Conditions of the Agreement is hereby amended by:

a. deleting the following clause in its entirety:

Health Net shall be responsible for any sales, use, excise, value-added, services, consumption or other tax existing as of the Effective Date that is assessed on the provision of the Services as a whole, or on any particular Service by any governmental or taxing authority within the United States; provided, however, that (i) Supplier invoices reflect on a current basis (and in any event before any such tax becomes due and payable) the amount of any such tax in each jurisdiction and the taxable Services to which such tax relates, (iii) if Supplier fails to reflect on its invoice any such tax on a current basis, Supplier shall be financially responsible for any penalties and interest assessed by the taxing authority with respect to such tax, and (iii) if Supplier fails to reflect any such tax on a Supplier invoice within *** days after such tax should have been invoiced, Supplier shall be financially responsible for the full amount of such tax, including any penalties and interest. Subject to Health Net’s right to terminate the Agreement relating to taxes set forth in Section 16.1(h), Health Net shall bear the responsibility for any sales, use, excise, value-added, services, consumption or other tax becoming applicable during the Term (or that is increased during the Term) that is assessed on the provision of the Services as a whole, or on any

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HEALTH NET AND IBM CONFIDENTIAL AND PROPRIETARY. DO NOT COPY. DO NOT DISSEMINATE.

particular Service by any governmental or taxing authority within the United States (subject to items (i)-(ii) above).

and

b. replacing it with the following new clause:

(iii) Health Net shall be responsible for any sales, use, excise, value-added, services, consumption or other tax existing as of the Effective Date that is assessed on the provision of the Services as a whole, or on any particular Service by any governmental or taxing authority within the United States; provided, however, that (i) Supplier invoices reflect on a current basis (and in any event before any such tax becomes due and payable) the amount of any such tax in each jurisdiction and the taxable Services to which such tax relates, (ii) if Supplier fails to reflect on its invoice any such tax on a current basis, Supplier shall be financially responsible for any penalties and interest assessed by the taxing authority with respect to such tax, and (iii) if, after June 30, 2009, Supplier fails to reflect any such tax on a Supplier invoice within *** days after such tax should have been invoiced, Supplier shall be financially responsible for the full amount of such tax, including any penalties and interest. Subject to Health Net’s right to terminate the Agreement relating to taxes set forth in Section 16.1(h), Health Net shall bear the responsibility for any sales, use, excise, value-added services, consumption or other tax becoming applicable during the term (or that is increased during the Term) that is assessed on the provision of the Services as a whole, or on any particular Service by any governmental or taxing authority within the United States (subject to items (i)-(ii) (iii) above).

Except for the modifications set forth herein, all of the other terms and conditions of the Agreement (including its Schedules and Exhibits) remain in full force and effect. EACH PARTY ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THIS AMENDMENT NO. 02 AND AGREES TO BE BOUND BY THE TERMS HEREOF.

IN WITNESS WHEREOF, Health Net and IBM have each caused this Amendment No. 02 to the Agreement to be signed and delivered by its duly authorized officer.

HEALTH NET, INC.	INTERNATIONAL BUSINESS MACHINES CORPORATION

Signed: /s/ Roberta Stocker	Signed: /s/ Fernando A. Morgan

Name (Print): Roberta Stocker	Name (Print): Fernando A. Morgan

Title: Director, IT Governance	Title: Sr PE IBM

Date: 4/22/09	Date: 4/22/2009

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HEALTH NET AND IBM CONFIDENTIAL AND PROPRIETARY. DO NOT COPY. DO NOT DISSEMINATE.